       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY  ,1995

                                                               FILE NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                      VIRGINIA ELECTRIC AND POWER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               VIRGINIA                              54-0418825
       (STATE OF INCORPORATION)         (I.R.S. EMPLOYER IDENTIFICATION NO.)
                                --------------
              ONE JAMES RIVER PLAZA, RICHMOND, VIRGINIA 23219-3932
                                 (804) 771-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
   J. KENNERLY DAVIS, JR., VICE PRESIDENT, TREASURER AND CORPORATE SECRETARY
                PHILIP W. NICHOLS, CASH MANAGEMENT ADMINISTRATOR
                      VIRGINIA ELECTRIC AND POWER COMPANY
              ONE JAMES RIVER PLAZA, RICHMOND, VIRGINIA 23219-3932
                                 (804) 771-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
                                   COPIES TO:

       JOHN J. BEARDSWORTH, JR.                 ROBERT L. BURRUS, JR.
     RIVERFRONT PLAZA, EAST TOWER                 ONE JAMES CENTER
       RICHMOND, VIRGINIA 23219               RICHMOND, VIRGINIA 23219

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER EFFECTIVENESS.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                                --------------

                        CALCULATION OF REGISTRATION FEE
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                                             PROPOSED        PROPOSED
                                AMOUNT       MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED   PER UNIT(*)   OFFERING PRICE(*) REGISTRATION FEE
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 First and Refunding
  Mortgage Bonds........     $500,000,000      100%        $500,000,000        $172,414

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(*) Exclusive of accrued interest and estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus constituting a part of this Registration Statement also relates to $75,000,000 of the registrant's First and Refunding Mortgage Bonds registered for sale in a Registration Statement on Form S-3 (File No. 33-50423). This Registration Statement also constitutes Post-Effective Amendment No. 1 with respect to Registration Statement No. 33-50423 and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

                      VIRGINIA ELECTRIC AND POWER COMPANY

                       FIRST AND REFUNDING MORTGAGE BONDS

                                --------------

  Virginia Electric and Power Company (the Company) intends to offer from time to time in one or more series, up to $575,000,000 aggregate principal amount of its First and Refunding Mortgage Bonds (the Bonds), at prices and upon terms to be determined at the time each agreement is entered into for the sale of Bonds. This Prospectus will be supplemented by one or more prospectus supplements (each a Prospectus Supplement) that will reflect the agreement(s) entered into by the Company for each sale of Bonds and will set forth the specific designation, aggregate principal amount, maturity, proceeds to the Company, initial public offering price, interest rate, redemption and sinking fund provisions, if any, and other specific terms applicable to the Bonds then being offered and sold.

                                --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

  The Bonds will be sold in accordance with the plan of distribution described in Plan Of Distribution herein.

                                --------------

                  The date of this Prospectus is May 24, 1995

                             AVAILABLE INFORMATION

  THE COMPANY IS SUBJECT TO THE INFORMATION REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 (THE 1934 ACT) AND, IN ACCORDANCE THEREWITH, FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE COMMISSION). REPORTS AND OTHER INFORMATION FILED BY THE COMPANY CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., ROOM 1024, WASHINGTON, D.C. 20549-1004, AND AT THE FOLLOWING REGIONAL OFFICES: CHICAGO REGIONAL OFFICE, EVERETT NORTHWESTERN ATRIUM CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661; AND NEW YORK REGIONAL OFFICE, 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048. COPIES OF SUCH MATERIAL ALSO CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549-1004, AT PRESCRIBED RATES. CERTAIN SECURITIES OF THE COMPANY ARE LISTED ON THE NEW YORK STOCK EXCHANGE. REPORTS AND OTHER INFORMATION CONCERNING THE COMPANY CAN BE INSPECTED AT THE OFFICE OF THE NEW YORK STOCK EXCHANGE, ROOM 401, 20 BROAD STREET, NEW YORK, NEW YORK 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission pursuant to the 1934 Act, are hereby incorporated in this Prospectus by reference:

  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

  2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

  3. The Company's Current Reports on Form 8-K, dated February 21, 1995, March 22, 1995 and April 17, 1995.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Bonds shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, upon request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Corporate Secretary, Virginia Electric and Power Company, One James River Plaza, P.O. Box 26666, Richmond, Virginia 23261-6666, telephone
(804) 771-3000.

                                  THE COMPANY

  The Company was incorporated in Virginia in 1909, and has its principal office at One James River Plaza, Richmond, Virginia 23219-3932, telephone (804) 771-3000. The Company is a wholly owned subsidiary of Dominion Resources, Inc. (Dominion Resources).

  The Company is a regulated public utility engaged in the generation, purchase, transmission, distribution and sale of electric energy within a 30,000 square mile service area in Virginia and in northeastern North Carolina. It transacts business under the name Virginia Power in Virginia and under the name North Carolina Power in North Carolina. Its Virginia service area comprises about 65% of Virginia's total land area but accounts for over 80% of its population.

                            DESCRIPTION OF THE BONDS

  The following description sets forth certain general terms and provisions of the Bonds to which any Prospectus Supplement will relate. The particular terms of the Bonds offered by any Prospectus Supplement will be described in such Prospectus Supplement.

  The Bonds will constitute one or more new series of the Company's First and Refunding Mortgage Bonds issued under an Indenture dated November 1, 1935, as supplemented and modified by eighty-four supplemental indentures and as to be supplemented by one or more additional supplemental indentures to be entered into in connection with each new series of Bonds. The Indenture and all such supplemental indentures are collectively referred to as the Mortgage. The Mortgage is an Exhibit to the Registration Statement of which this Prospectus is a part. The Trustee under the Mortgage is The Chase Manhattan Bank (National Association) (the Trustee). The Bonds may be transferred or exchanged at the corporate trust office of the Trustee in New York City.

  The statements herein concerning the Bonds and the Mortgage are merely descriptive and do not purport to be complete. They are qualified in their entirety by express reference to the cited Sections and Articles of the Mortgage. Terms defined in the Mortgage are used herein as so defined.

INTEREST AND PAYMENT

  The Bonds will bear interest from their issue date at the rate shown in the Prospectus Supplement relating thereto, payable semi-annually on the interest payment dates shown in said Prospectus Supplement. The Bonds will mature on the date shown in the accompanying Prospectus Supplement. Interest will be paid to the persons in whose names the Bonds are registered at the close of business on the 15th day (whether or not a business day) of the calendar month next preceding the interest payment date, except for defaulted interest and except for unmatured accrued interest on Bonds called for redemption on a date other than an interest payment date. Principal of, premium, if any, and interest on the Bonds are payable at the office or agency of the Trustee in New York City.

  Reference is made to the Prospectus Supplement relating to the particular series of the Bonds offered thereby for the following terms of said series of the Bonds: (i) its specific designation; (ii) the aggregate principal amount;
(iii) the date or dates on which said series will mature; (iv) the rate per annum at which said series will bear interest; (v) if applicable, the date or dates after which and the price or prices at which said series may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or of the holder thereof and the other terms and provisions of such optional or mandatory redemption; and (vi) any other special terms.

SECURITY AND PRIORITY

  The Bonds are to be secured, together with all other bonds now or hereafter issued under the Mortgage, by a direct lien on all public utility property now or hereafter owned by the Company but subject to the operation of the release provisions (which in effect permit the disposition of all property in excess of the amount used under the Mortgage). Prior lien debt on after-acquired property may be extended or refunded under the same lien until property is certified under the Mortgage, but not thereafter except upon consent of the holders of 60% in the amount of the bonds issued and outstanding under the Mortgage. (See Sections 4.03 and 4.07.) There are excepted from the lien all cash, securities, accounts receivable, agreements, leases, materials and supplies, automotive equipment, timber, coal and other minerals under the mortgaged land, and certain other assets. (See Preamble to the Indenture, Part VIII and Fourteenth Supplemental Indenture, Part VI.) In case of a merger, consolidation or sale of substantially all of the assets of the Company, the lien may be limited to the system of the Company at that time. (See Sections 8.02, 8.03 and 8.04.)

  The lien of the Mortgage is, subject to due recording and filing, a first lien junior only to (i) statutory liens and equitable priorities for taxes, services, materials and supplies and (ii) pre-existing liens on after-acquired property.

MAINTENANCE AND IMPROVEMENT FUND

  The terms of the Twenty-Fifth Supplemental Indenture pursuant to which the First and Refunding Mortgage Bonds, Series U were issued, obligate the Company for so long as such bonds remain outstanding to pay the Trustee on April 1 of each year through 1997 the amount, if any, by which 15% of total operating revenues (less (i) the cost of electricity purchased for resale and (ii) rentals paid by the Company for electric properties) from December 31, 1944, to the close of the next preceding calendar year shall exceed the sum of the following credits: (a) expenditures in such period for maintenance and repairs or renewals and replacements and (b) certain miscellaneous credits, including release moneys held by the Trustee at the close of such period and any cash and bonds in the fund at the close of such period, except that, in lieu of paying cash, the Company may use as an additional credit any net amount of additional property or principal amount of retired bonds or refundable debt that the Company has previously certified to the fund or that it may then certify from the balance otherwise available for issuance of bonds. (See Issuance of Bonds below.) No additional credit so used may subsequently be used for other purposes under the Mortgage until replaced by an equal amount of other permitted credits or cash or bonds. The obligation to the fund has been satisfied in the past by the use of cash and additional credits, which credits included the First and Refunding Mortgage Bonds of 1981, Series A, in the aggregate principal amount of $100 million, which were redeemed at 100% of the principal amount thereof with the cash proceeds of released property deposited in the fund. Credits so used may be reinstated by the deposit of cash in the fund in which event such cash may be applied to the redemption of certain series of bonds as to which such a redemption is not prohibited. In addition, cash or bonds in the fund may be withdrawn on the basis of credits later certified or cash may be applied to the retirement of refundable debt. (See Third Supplemental Indenture Section 3.01.) The First and Refunding Mortgage Bonds, Series U mature in 1997, but such bonds are redeemable prior to their maturity at the option of the Company.

MODIFICATION

  With the consent of the holders of 75% in amount of all bonds issued and outstanding under the Indenture (including at least 60% in amount of each affected series), any default may be waived except for a default in the payment of principal or interest at their due dates and the Mortgage may be changed in any way except to extend the due dates of principal or interest or reduce the amount of principal, interest or premium, if any. (See Section 7.24 and Article 14.)

ISSUANCE OF BONDS

  Additional bonds of any series may be issued from time to time without limit in aggregate amount, but not in excess of the amount authorized by the Company's stockholder (presently $5 billion), on the following bases:

    1. Up to 60% of the net amount of additional property certified under
  Section 2.03 and subject to no senior lien except permitted liens and liens securing refundable debt, but only if net earnings (in 12 consecutive months within the 15 next previous months), after depreciation but before income taxes, are at least twice the annual interest charges on all bonds then outstanding or applied for and any indebtedness secured by senior liens. But no more than 20% of total net earnings may be from non-operating income, principally Allowance for Funds Used During Construction, and the aggregate of maintenance and repairs and depreciation shall be not less than 15% of total operating revenues (less (i) the cost of electricity purchased for resale and (ii) rentals paid by the Company for electric properties) for such period. Refundable debt may not exceed 60% of the property securing it or 15% of the bonds outstanding or issuable and is deducted from the amount of bonds otherwise issuable. (See Sections 2.02, 2.03, 2.08, 2.09 and 4.16.)

    2. Up to the amount of bonds or refundable debt retired (unless from certain funds). (See Sections 2.02, 2.04, 2.05, 2.08 and 2.09.)

    3. Up to the amount of cash deposited for the purpose, but only if net earnings are as required in 1 above. The cash may be withdrawn in the amount of the bonds issuable as shown in 1 and 2 above, without regard to earnings. This is the only restriction on the disposition of proceeds of additional bonds. (See Sections 2.02, 2.06 and 2.07.)

  The Bonds will be issued on the basis set forth in 1 or 2 above.

RELEASE AND SUBSTITUTION OF SECURITY

  Property may be released upon filing a Credit Certificate or upon depositing cash in the amount of its value (which then may be withdrawn upon filing a Credit Certificate). The Credit Certificate supplies evidence, between formal certifications under Section 2.03, that credits previously established on the basis of property acquisition or bonds or refundable debt retirement have not been exhausted by showing that the retirements not yet certified are less than the balance of such credits that would remain unused after the action then sought (including in such credits the amount of additional property not formally certified and the amount of release moneys, etc., then held by the Trustee). Instead of cash, purchase money bonds or bonds of the United States or any State or a political subdivision thereof may be deposited. Special provisions are made for property and cash subject to senior liens and for refundable debt held in pledge. (See Section 2.09(q), Article 5 and Article 6.)

DEFAULTS AND ACTION BY TRUSTEE

  An event of default includes default in payment of principal of any series of bonds issued under the Mortgage, continuous default for 90 days in payment of interest on any series of such bonds (except that such default need only continue for 30 days in the case of certain series), default for 90 days after notice in the performance of any other covenant in the Mortgage and the occurrence of certain bankruptcy-related events. (See Section 7.01.) During an event of default, the Trustee must use the same degree of care and skill as a prudent man in the conduct of his own affairs. Subject to that standard, a majority in amount of bonds issued under the Mortgage is necessary to require the Trustee to take action, and the Trustee is entitled first to be indemnified to its satisfaction. (See Section 7.20 and Third Supplemental Indenture Sections 7.02 and 7.03.) The Company is required to report annually to the Trustee that it is not in default under the Indenture. (See Third Supplemental Indenture Section 6.03.)

LISTING

  The Bonds will not be listed on any national or regional securities exchange.

                              PLAN OF DISTRIBUTION

  The Company may sell the Bonds (a) through underwriters or dealers, (b) directly to a limited number of purchasers or to a single purchaser or (c) through agents. The Prospectus Supplement with respect to each series of the Bonds will set forth the terms of the offering of such series, including the name or names of any underwriters, dealers or agents acting in connection with the offering of said series, the initial public offering price or purchase price from the Company, any terms or provisions for delayed delivery of such Bonds, the proceeds to the Company, any discounts and other items constituting underwriters', dealers' or agents' compensation and discounts or concessions to be allowed or reallowed or paid to dealers. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers with respect to any series of the Bonds may be changed from time to time.

  If underwriters are used in the sale of any series of the Bonds, such series will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed offering price determined at the time of sale. Such series may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. Underwriters, if any, with respect to each series of the Bonds will be named in the Prospectus Supplement relating thereto and, if any underwriting syndicate is used, the managing underwriters will be named on the cover page of such Prospectus Supplement. Unless otherwise set forth in such Prospectus Supplement, the obligations of underwriters to purchase any series of the Bonds will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Bonds of such series if any are purchased.

  If any series of the Bonds is sold through one or more agents designated by the Company from time to time, each agent involved in the offer or sale of such series will be named, and any commissions payable by the Company to each such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, each such agent will be acting on a best efforts basis for the period of its appointment.

  The Company may agree to indemnify the underwriters or agents named in a Prospectus Supplement against certain liabilities, including liabilities under the Securities Act of 1933.

                                USE OF PROCEEDS

  The net proceeds from the issuance and sale of the Bonds will be used to meet a portion of the Company's capital requirements. Such requirements consist principally of construction, upgrading and maintenance expenditures and refunding of outstanding securities. Reference is made to the applicable Prospectus Supplement for the use of the net proceeds from the sale of a particular series of Bonds. Pending use by the Company, the net proceeds from the sale of the Bonds will be invested by the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

  In the ratio of earnings to fixed charges, earnings are determined by adding taxes on income and fixed charges to Net Income. Fixed charges consist of interest charges (without reduction for Allowance for Funds Used During Construction) on long-term and short-term debt, and such portion of rentals as is representative of the interest factor. These earnings are then divided by total fixed charges.

                                              12 MONTHS
                                                ENDED            YEARS
                                              MARCH 31, ------------------------
                                                1995    1994 1993 1992 1991 1990
                                              --------- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges...........   3.08    3.19 3.36 3.02 2.93 2.69

                                    EXPERTS

  The financial statements in the Company's Annual Report on Form 10-K filed with the Commission, which is incorporated in this Prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in such Form 10-K. Such financial statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP, also incorporated herein by reference, which report is given upon their authority as experts in accounting and auditing.

  Legal conclusions relating to the Company's franchises and title to its properties in the Company's Annual Report on Form 10-K and legal conclusions under Description Of The Bonds, including limitations upon the Company's issuance of bonds, herein have been reviewed by Hunton & Williams,

Richmond, Virginia, except that, insofar as matters relating to title to properties are governed by the laws of West Virginia, they have been reviewed by Jackson & Kelly, Charleston, West Virginia. The statements are included on the authority of such firms, respectively, as experts.

                                 LEGAL OPINIONS

  Certain legal matters in connection with the Bonds will be passed upon for the Company by Hunton & Williams, Richmond, Virginia, and, as to West Virginia law, by Jackson & Kelly, Charleston, West Virginia, and for any underwriters, dealers or agents, by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia, which also performs certain legal services for Dominion Resources and its affiliates on other matters.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY SUPPLEMENT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SE-CURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR ANY SUPPLE-MENT HERETO OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SE-CURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLI-CATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

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                                    CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   2
Description of the Bonds...................................................   3
Plan of Distribution.......................................................   5
Use of Proceeds............................................................   6
Ratio of Earnings to Fixed Charges.........................................   6
Experts....................................................................   6
Legal Opinions.............................................................   7

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                      Virginia Electric and Power Company


                       FIRST AND REFUNDING MORTGAGE BONDS


                               -----------------
                                   PROSPECTUS
                               -----------------




                                  MAY  , 1995

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                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Securities and Exchange Commission Fee........................... $172,414
      Fees and Expense of Trustee......................................   71,000
      Printing Expenses--Bonds, Supplemental Indenture, etc. ..........   80,000
      Counsel Fees.....................................................   90,000
      Accountant Fees..................................................   50,000
      Rating Agency Fees...............................................  220,000
      Recording Taxes--Supplemental Indentures.........................  200,000
      Recording Fees and Expenses--Supplemental Indentures.............   10,000
      Miscellaneous....................................................    9,600
                                                                        --------
        Total.......................................................... $903,014
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article VI of the Restated Articles of Incorporation, as amended, of the registrant provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law. Article 10, Chapter 9, Title
13.1 of the Code of Virginia of 1950, as amended, permits indemnification of directors and officers, but does not permit indemnification against willful misconduct or a knowing violation of the criminal law. The registrant maintains director and officer liability insurance protecting the registrant's directors and officers against certain claims resulting from their service in such capacities, and the registrant from the liability assumed by it in accordance with Article VI of its Restated Articles of Incorporation, as amended. The current policy covers all occurrences during the period ending September 1, 1995, and is expected to be renewed in the ordinary course of business. In general, the policy provides coverage for any misstatement, misleading statement, act, omission, neglect or breach of duty committed or attempted by a director or officer, but excludes, among other things, acts of deliberate dishonesty, and acts for personal profit or advantage to which the director or officer was not entitled.

ITEM 16. EXHIBITS.

  1      --Proposed form of Underwriting Agreement relating to issuance and sale of the Bonds (filed herewith).
  4(i)   --Indenture of Mortgage Company, dated November 1, 1935, as supplemented and modified by fifty-eight supplemental indentures
          (Exhibit 4(ii), Form 10-K for the year ended December 31, 1985, File
          No. 1-2255, incorporated by reference).
  4(ii)  --Fifty-Ninth Supplemental Indenture, dated April 1, 1986 (Exhibit
          4(ii), Form 10-Q for the quarter ended March 31, 1986, File No. 1-
          2255, incorporated by reference).
  4(iii) --Sixtieth Supplemental Indenture, dated November 1, 1986 (Exhibit
          4(ii), Form 10-Q for the quarter ended September 30, 1986, File No.
          1-2255, incorporated by reference).
  4(iv)  --Sixty-First Supplemental Indenture, dated June 1, 1987 (Exhibit
          4(ii), Form 8-K dated June 2, 1987, File No. 1-2255, incorporated by reference).
  4(v)   --Sixty-Second Supplemental Indenture, dated November 1, 1987 (Exhibit
          4(i), Form 8-K dated November 3, 1987, File No. 1-2255, incorporated by reference).
  4(vi)  --Sixty-Third Supplemental Indenture, dated June 1, 1988 (Exhibit
          4(i), Form 8-K dated June 8, 1988, File No. 1-2255, incorporated by reference).

  4(vii)   --Sixty-Fourth Supplemental Indenture, dated February 1, 1989
             (Exhibit 4(i), Form 8-K dated February 8, 1989, File No. 1-2255, incorporated by reference).
  4(viii)  --Sixty-Fifth Supplemental Indenture, dated June 1, 1989 (Exhibit
             4(i), Form 8-K dated June 22, 1989, File No. 1-2255, incorporated by reference).
  4(ix)    --Sixty-Sixth Supplemental Indenture, dated March 1, 1990 (Exhibit
             4(i), Form 8-K dated February 27, 1990, File No. 1-2255,
             incorporated by reference).
  4(x)     --Sixty-Seventh Supplemental Indenture, dated April 1, 1991 (Exhibit
             4(i), Form 8-K dated April 2, 1991, File No. 1-2255, incorporated by reference).
  4(xi)    --Sixty-Eighth Supplemental Indenture, dated March 1, 1992, Exhibit
             4(i), Sixty-Ninth Supplemental Indenture, dated March 1, 1992,
             Exhibit 4(ii) and Seventieth Supplemental Indenture, dated March 1,
             1992, Exhibit 4(iii) (Form 8-K dated February 25, 1992, File No. 1-
             2255, incorporated by reference).
  4(xii)   --Seventy-First Supplemental Indenture, dated July 1, 1992, Exhibit
             4(i) and Seventy-Second Supplemental Indenture, dated July 1, 1992,
             Exhibit 4(ii) (Form 8-K dated July 7, 1992, File No. 1-2255, incorporated by reference).
  4(xiii)  --Seventy-Third Supplemental Indenture, dated August 1, 1992
             (Exhibit 4(i), Form 8-K dated August 6, 1992, File No. 1-2255, incorporated by reference).
  4(xiv)   --Seventy-Fourth Supplemental Indenture, dated February 1, 1993
             (Exhibit 4(i), Form 8-K dated February 10, 1993, File No. 1-2255, incorporated by reference).
  4(xv)    --Seventy-Fifth Supplemental Indenture, dated April 1, 1993 (Exhibit
             4(i), Form 8-K dated April 6, 1993, File No. 1-2255, incorporated by reference).
  4(xvi)   --Seventy-Sixth Supplemental Indenture, dated April 1, 1993 (Exhibit
             4(i), Form 8-K dated April 21, 1993, File No. 1-2255, incorporated by reference).
  4(xvii)  --Seventy-Seventh Supplemental Indenture, dated June 1, 1993
             (Exhibit 4(i), Form 8-K dated June 8, 1993, File No. 1-2255, incorporated by reference).
  4(xviii) --Seventy-Eighth Supplemental Indenture, dated August 1, 1993
             (Exhibit 4(i), Form 8-K dated August 10, 1993, File No. 1-2255, incorporated by reference).
  4(xix)   --Seventy-Ninth Supplemental Indenture, dated August 1, 1993
             (Exhibit 4(i), Form 8-K dated August 10, 1993, File No. 1-2255, incorporated by reference).
  4(xx)    --Eightieth Supplemental Indenture, dated October 1, 1993 (Exhibit
             4(i), Form 8-K dated October 12, 1993, File No. 1-2255,
             incorporated by reference).
  4(xxi)   --Eighty-First Supplemental Indenture, dated January 1, 1994
             (Exhibit 4(iii), Form 10-K for the fiscal year ended December 31,
             1993, File No. 1-2255, incorporated by reference).
  4(xxii)  --Eighty-Second Supplemental Indenture, dated January 1, 1994
             (Exhibit 4(i), Form 8-K dated January 18, 1994, File No. 1-2255, incorporated by reference).
  4(xxiii) --Eighty-Third Supplemental Indenture, dated October 1, 1994
             (Exhibit 4(i), Form 8-K dated October 19, 1994, File No. 1-2255, incorporated by reference).
  4(xxiv)  --Eighty-Fourth Supplemental Indenture, dated March 1, 1995 (Exhibit
             4(i), Form 8-K dated March 22, 1995, File No. 1-2255, incorporated by reference).
  4(xxv)   --Proposed form of Supplemental Indenture (filed herewith).
  4(xxvi)  --Proposed form of Bond (filed herewith).
  5        --Opinion of Hunton & Williams (filed herewith).

 12      --Statements regarding computation of ratios (filed herewith).
 23(i)   --Consent of Hunton & Williams (contained in Exhibit 5).
 23(ii)  --Consent of Jackson & Kelly (filed herewith).
 23(iii) --Consent of Deloitte & Touche LLP (filed herewith).
 24      --Power of Attorney (included herein).
 25      --Statement of eligibility of Trustee (filed herewith).

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby authorizes each Agent for Service named in the registration statement, as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement, and the registrant hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RICHMOND, COMMONWEALTH OF VIRGINIA, ON THE 24TH DAY OF MAY, 1995.

                                          Virginia Electric and Power Company


                                          By        John B. Adams, Jr.
                                             ----------------------------------
                                                   (JOHN B. ADAMS, JR.
                                             CHAIRMAN OF THE BOARD OF DIRECTORS)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                         TITLE                DATE
             ----------                         -----                ----

         John B. Adams, Jr.             Chairman of the          May 24, 1995
-------------------------------------    Board of Directors
         JOHN B. ADAMS, JR.              and Director

            J. T. Rhodes                President (Chief         May 24, 1995
-------------------------------------    Executive Officer)
            J. T. RHODES                 and Director

            T. L. Baucom                Director                 May 24, 1995
-------------------------------------
          TYNDALL L. BAUCOM

           James F. Betts               Director                 May 24, 1995
-------------------------------------
           JAMES F. BETTS

      Benjamin J. Lambert, III          Director                 May 24, 1995
-------------------------------------
      BENJAMIN J. LAMBERT, III

       Richard L. Leatherwood           Director                 May 24, 1995
-------------------------------------
       RICHARD L. LEATHERWOOD

       Harvey L. Lindsay, Jr.           Director                 May 24, 1995
-------------------------------------
       HARVEY L. LINDSAY, JR.

-------------------------------------   Director                 May 24, 1995
           WILLIAM T. ROOS

             R. L. Sharp                Director                 May 24, 1995
-------------------------------------
          RICHARD L. SHARP

          Robert H. Spilman             Director                 May 24, 1995
-------------------------------------
          ROBERT H. SPILMAN

          William G. Thomas             Director                 May 24, 1995
-------------------------------------
          WILLIAM G. THOMAS

            R. E. Rigsby                Senior Vice              May 24, 1995
-------------------------------------    President--Finance
            R. E. RIGSBY                 and Controller
                                         (Chief Financial
                                         Officer and
                                         Principal
                                         Accounting Officer)

                                 EXHIBIT INDEX


EXHIBIT                                                                   PAGE
NUMBER                              DESCRIPTION                           NUMBER
-------                             -----------                           ------
  1            --Proposed form of Underwriting Agreement relating to
                 issuance and sale of the Bonds (filed herewith).
  4(i)         --Indenture of Mortgage of Company, dated November 1,
                 1935, as supplemented and modified by fifty-eight
                 supplemental indentures (Exhibit 4(ii), Form 10-K for
                 the year ended December 31, 1985, File No. 1-2255,
                 incorporated by reference).
  4(ii)        --Fifty-Ninth Supplemental Indenture, dated April 1, 1986
                 (Exhibit 4(ii), Form 10-Q for the quarter ended March 31,
                 1986, File No. 1-2255, incorporated by reference).
  4(iii)       --Sixtieth Supplemental Indenture, dated November 1, 1986
                 (Exhibit 4(ii), Form 10-Q for the quarter ended
                 September 30, 1986, File No. 1-2255, incorporated by
                 reference).
  4(iv)        --Sixty-First Supplemental Indenture, dated June 1, 1987
                 (Exhibit 4(ii), Form 8-K dated June 2, 1987, File
                 No. 1-2255, incorporated by reference).
  4(v)         --Sixty-Second Supplemental Indenture, dated November 1,
                 1987 (Exhibit 4(i), Form 8-K dated November 3, 1987, File
                 No. 1-2255, incorporated by reference).
  4(vi)        --Sixty-Third Supplemental Indenture, dated June 1, 1988
                 (Exhibit 4(i), Form 8-K dated June 8, 1988, File
                 No. 1-2255, incorporated by reference).
  4(vii)       --Sixty-Fourth Supplemental Indenture, dated February 1,
                 1989 (Exhibit 4(i), Form 8-K dated February 8, 1989, File
                 No. 1-2255, incorporated by reference).
  4(viii)      --Sixty-Fifth Supplemental Indenture, dated June 1, 1989
                 (Exhibit 4(i), Form 8-K dated June 22, 1989, File
                 No. 1-2255, incorporated by reference).
  4(ix)        --Sixty-Sixth Supplemental Indenture, dated March 1, 1990
                 (Exhibit 4(i), Form 8-K dated February 27, 1990, File
                 No. 1-2255, incorporated by reference).
  4(x)         --Sixty-Seventh Supplemental Indenture, dated April 1, 1991
                 (Exhibit 4(i), Form 8-K dated April 2, 1991, File
                 No. 1-2255, incorporated by reference).
  4(xi)        --Sixty-Eighth Supplemental Indenture, dated March 1, 1992,
                 (Exhibit 4(i), Sixty-Ninth Supplemental Indenture, dated
                 March 1, 1992, Exhibit 4(ii) and Seventieth Supplemental Indenture, dated March 1, 1992, Exhibit 4(iii) (Form 8-K dated February 25, 1992, File No. 1-2255, incorporated
                 by reference).
  4(xii)       --Seventy-First Supplemental Indenture, dated July 1, 1992,
                 (Exhibit 4(i) and Seventy-Second Supplemental Indenture,
                 dated July 1, 1992, Exhibit 4(ii) (Form 8-K dated July 7,
                 1992, File No. 1-2255, incorporated by reference).
  4(xiii)      --Seventy-Third Supplemental Indenture, dated August 1, 1992
                 (Exhibit 4(i), Form 8-K dated August 6, 1992, File
                 No. 1-2255, incorporated by reference).
  4(xiv)       --Seventy-Fourth Supplemental Indenture, dated February 1, 1993
                 (Exhibit 4(i), Form 8-K dated February 10, 1993, File
                 No. 1-2255, incorporated by reference).
  4(xv)        --Seventy-Fifth Supplemental Indenture, dated April 1, 1993
                 (Exhibit 4(i), Form 8-K dated April 6, 1993, File
                 No. 1-2255, incorporated by reference).
  4(xvi)       --Seventy-Sixth Supplemental Indenture, dated April 1, 1993
                 (Exhibit 4(i), Form 8-K dated April 21, 1993, File
                 No. 1-2255, incorporated by reference).
  4(xvii)      --Seventy-Seventh Supplemental Indenture, dated June 1, 1993
                 (Exhibit 4(i), Form 8-K dated June 8, 1993, File
                 No. 1-2255, incorporated by reference).
  4(xviii)     --Seventy-Eighth Supplemental Indenture, dated August 1, 1993
                 (Exhibit 4(i), Form 8-K dated August 10, 1993, File
                 No. 1-2255, incorporated by reference).
  4(xix)       --Seventy-Ninth Supplemental Indenture, dated August 1, 1993
                 (Exhibit 4(i), Form 8-K dated August 10, 1993, File
                 No. 1-2255, incorporated by reference).
  4(xx)        --Eightieth Supplemental Indenture, dated October 1, 1993
                 (Exhibit 4(i), Form 8-K dated October 12, 1993, File
                 No. 1-2255, incorporated by reference).
  4(xxi)       --Eighty-First Supplemental Indenture, dated January 1, 1994
                 (Exhibit 4(iii), Form 10-K for the fiscal year ended
                 December 31, 1993, File No. 1-2255, incorporated by
                 reference).
  4(xxii)      --Eighty-Second Supplemental Indenture, dated January 1, 1994
                 (Exhibit 4(i), Form 8-K dated January 18, 1994, File
                 No. 1-2255, incorporated by reference).
  4(xxiii)     --Eighty-Third Supplemental Indenture, dated October 1, 1994
                 (Exhibit 4(i), Form 8-K dated October 19, 1994, File
                 No. 1-2255, incorporated by reference).
  4(xxiv)      --Eighty-Fourth Supplemental Indenture, dated March 1, 1995
                 (Exhibit 4(i), Form 8-K dated March 22, 1995, File
                 No. 1-2255, incorporated by reference).
  4(xxv)       --Proposed form of Supplemental Indenture (filed herewith).
  4(xxvi)      --Proposed form of Bond (filed herewith).
  5            --Opinion of Hunton & Williams (filed herewith).
  12           --Statements regarding computation of ratios (filed herewith).
  23(i)        --Consent of Hunton & Williams (contained in Exhibit 5).
  23(ii)       --Consent of Jackson & Kelly (filed herewith).
  23(iii)      --Consent of Deloitte & Touche LLP (filed herewith).
  24           --Power of Attorney (included herein).
  25           --Statement of eligibility of Trustee (filed herewith).